SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               February 28, 2001


                                 CWABS, INC.
            (Exact Name of Registrant as Specified in its Charter)



Delaware                          333-38686                  95-4596514
(State or Other Jurisdiction     (Commission              (I.R.S. Employer
of Incorporation)                File Number)            Identification No.)

4500 Park Granada
Calabasas, California                                           91302
(Address of Principal                                        (Zip Code)
Executive Offices)

Registrant's telephone number, including area code:  (818) 225-3237

                                  No Change
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events.

Pooling & Servicing Agreement

     CWABS, Inc. (the "Company") entered into a Pooling and Servicing Agreement dated as of February 1, 2001 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Countrywide Home Loans, Inc. ("CHL"), as seller and master servicer, and The Bank of New York, as trustee (the "Trustee"), providing for the issuance of the Company's Asset-Backed Certificates, Series 2001-1 (the "Certificates"). The Certificates were issued on February 28, 2001. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.













_________
* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus and the prospectus supplement of CWABS, Inc., relating to its Asset-Backed Certificates, Series 2001-1.

    Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

    (a)     Not applicable.

    (b)     Not applicable.

    (c)     Exhibits:

                   99.1 Pooling and Servicing Agreement dated as of February 1, 2001.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CWABS, INC.



                                              By: /s/ Michael Muir
                                                  ----------------------
                                                  Name:  Michael Muir
                                                  Title:  Vice President


Dated:  March 30, 2001

                                 EXHIBIT INDEX



Exhibit No                 Description


99.1                       Pooling and Servicing Agreement.

                                 EXHIBIT 99.1

conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans.

         (c) The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trust Fund pursuant to Sections 2.01(a) or
(b).


         (d) On (x) February 28, 2001 and (y) on any Business Day during the Funding Period designated by the Seller to the Trustee, the Seller, the Depositor and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Purchase Amount.


         (c) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

          (i) the Trustee will be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in Section 2.01(f);

          (ii) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Certificates by the Ratings Agencies;

          (iii) the Depositor shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(e) required to be satisfied by such Subsequent Transfer Date;

          (iv) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (iv), the obligation under Section 2.03(e) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.